Exhibit 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE	Contact: Andrew D. Regrut
Vice President, Investor Relations
(614) 278-6622

BIG LOTS REPORTS Q3 COMPS AND ADJUSTED EPS IN LINE WITH GUIDANCE

COMPANY MAINTAINING OUTLOOK FOR FISCAL 2019

STRATEGIC TRANSFORMATION ON TRACK

Columbus, Ohio - December 6, 2019 - Big Lots, Inc. (NYSE: BIG) today reported net income of $127.0 million, or $3.25 per diluted share, for the third quarter of fiscal 2019 ended November 2, 2019. This result includes an after-tax gain of $136.6 million, or $3.49 per diluted share, associated with the sale of the company’s distribution center in Rancho Cucamonga, California, as well as after-tax expense of $2.6 million, or $0.07 per diluted share, associated with the implementation of the company’s strategic business transformation. Excluding these items, the adjusted net loss was $7.0 million, or $0.18 per share (see non-GAAP table included later in this release), which compares to guidance of an adjusted net loss of $0.15 to $0.25 per share (non-GAAP). The net loss for the third quarter of fiscal 2018 was $6.6 million, or $0.16 per share.

Net sales for the third quarter of fiscal 2019 totaled $1,168 million, a 1.6% increase compared to $1,149 million for the same period last year, with the increase resulting from sales growth in high volume new and relocated non-comp stores, and a slightly higher store count year-over-year. Comparable sales decreased 0.1% for the third quarter of fiscal 2019, compared to guidance of approximately flat.

Commenting on today’s announcement, Bruce Thorn, President and CEO of Big Lots stated, “We are pleased to have delivered operating results in line with our guidance, while strengthening our balance sheet with the proceeds from the sale of our California distribution center. I’m also highly encouraged by the progress we are making on our transformational strategies, as part of Operation North Star, to drive profitable long-term growth and deliver value to our shareholders. After a year of restructuring and transition in 2019, and despite the ongoing impact of tariffs, we expect to return to EBIT and EPS growth in 2020, including significant improvement in normalized free cash flow.”

	Earnings per share

	Q3 2019	Q3 2018

Earnings per share	$3.25 (1)	($0.16)

Gain on the sale of the California distribution center (2)	($3.49) (1)	—

Impact of costs associated with the implementation of the strategic transformation (2)	$0.07 (1)	—

Earnings per share - adjusted basis	($0.18)	($0.16)

(1) Earnings per diluted share
(2) Non-GAAP detailed reconciliation provided in our statements below

Investor Relations Department
4900 E Dublin Granville Rd
Columbus, OH 43081
Phone: (614) 278-6622 Fax: (614) 278-6666
E-mail: aschmidt@biglots.com

Inventory and Cash Management
Inventory ended the third quarter of fiscal 2019 at $1,117 million compared to $1,074 million for the same period last year, with the 4% increase resulting from planned year-over-year sales increases and inventory builds in certain merchandise categories including Furniture and Soft Home.

The company ended the third quarter of fiscal 2019 with $62 million of Cash and Cash Equivalents and $501 million of long-term debt compared to $62 million of Cash and Cash Equivalents and $488 million of long-term debt as of the end of the third quarter of fiscal 2018.

Dividend
As announced in a separate press release earlier today, on December 4, 2019, the Board of Directors declared a quarterly cash dividend of $0.30 per common share. This dividend payment of approximately $12 million is payable on December 30, 2019, to shareholders of record as of the close of business on December 16, 2019. Year-to-date, approximately $87 million has been returned to shareholders in the form of share repurchases and dividend payments.

FISCAL Q4 2019 GUIDANCE

•	Initial Q4 guidance for net income of $2.40 to $2.55 per diluted share, compared to net income of $2.68 per diluted share for the same period last year

•	Initial Q4 guidance for comparable sales up slightly

For the fourth quarter of fiscal 2019, the company estimates net income in the range of $2.40 to $2.55 per diluted share, compared to net income of $2.68 per diluted share for the fourth quarter of fiscal 2018. This guidance is based on comparable sales up slightly.

FISCAL 2019 GUIDANCE (non-GAAP)

•	Maintains guidance for fiscal 2019 adjusted net income in the range of $3.70 to $3.85 per diluted share (non-GAAP)

Based on the actual results for the first three quarters and the expectations for the fourth quarter of fiscal 2019 noted above, the company is maintaining its guidance for the full year of fiscal 2019 of adjusted net income in the range of $3.70 to $3.85 per diluted share (non-GAAP). This compares to adjusted net income of $4.04 per diluted share (non-GAAP) for fiscal 2018. The impact of non-GAAP items on an after-tax basis is expected to be in the range of $98.1 million, or $2.49 per diluted share, for the fiscal year. This includes the gain on the sale of the California distribution center. Cash consideration from the sale was $191 million and the company reinvested $69 million of the proceeds to exercise a purchase option on its corporate headquarters in Columbus, Ohio, effected through a qualified intermediary to accommodate a tax-deferred exchange. The remaining proceeds from the sale were used to pay down the outstanding balance on the company’s unsecured line of credit.

Investor Relations Department
4900 E Dublin Granville Rd
Columbus, OH 43081
Phone: (614) 278-6622 Fax: (614) 278-6666
E-mail: aschmidt@biglots.com

	Full Year

	2019 Guidance (1)	2018 (1)

Earnings per diluted share	$6.20 - $6.35	$3.83

Non-GAAP items	~($2.49)	$0.21

Earnings per diluted share - adjusted basis	$3.70 - $3.85	$4.04

(1) Non-GAAP detailed reconciliation provided in the statements below

Investor Relations Department
4900 E Dublin Granville Rd
Columbus, OH 43081
Phone: (614) 278-6622 Fax: (614) 278-6666
E-mail: aschmidt@biglots.com

Conference Call/Webcast
The company will host a conference call today at 8:00 a.m. to discuss the financial results for the third quarter of fiscal 2019 and provide commentary on the outlook for fiscal 2019. A webcast of the conference call is available through the Investor Relations section of the company’s website http://www.biglots.com. An archive of the call will be available through the Investor Relations section of the company’s website after 12:00 noon today and will remain available through midnight on Friday, December 20, 2019. A replay of this call will also be available beginning today at 12:00 noon through December 20 by dialing 1.877.660.6853 (Toll Free) or 1.201.612.7415 (Toll) and entering Replay Conference ID 13696724. All times are Eastern Time.

Headquartered in Columbus, Ohio, Big Lots, Inc. (NYSE: BIG) is a discount retailer operating 1,421 BIG LOTS stores in 47 states with product assortments in the merchandise categories of Furniture, Seasonal, Soft Home, Food, Consumables, Hard Home, and Electronics, Toys & Accessories. The company’s mission is to help people Live BIG and Save Lots. The company strives to be the BIG difference for a better life by delivering unmatched value to customers through surprise and delight, being a “best places to work” culture for associates, rewarding shareholders with consistent growth and top tier returns, and doing good in communities as the company does well. For more information about the company, visit www.biglots.com.

Cautionary Statement Concerning Forward-Looking Statements
Certain statements in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and such statements are intended to qualify for the protection of the safe harbor provided by the Act. The words “anticipate,” “estimate,” “expect,” “objective,” “goal,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “may,” “target,” “forecast,” “guidance,” “outlook” and similar expressions generally identify forward-looking statements. Similarly, descriptions of objectives, strategies, plans, goals or targets are also forward-looking statements. Forward-looking statements relate to the expectations of management as to future occurrences and trends, including statements expressing optimism or pessimism about future operating results or events and projected sales, earnings, capital expenditures and business strategy. Forward-looking statements are based upon a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Forward-looking statements are and will be based upon management’s then-current views and assumptions regarding future events and operating performance and are applicable only as of the dates of such statements. Although the company believes the expectations expressed in forward-looking statements are based on reasonable assumptions within the bounds of knowledge, forward-looking statements, by their nature, involve risks, uncertainties and other factors, any one or a combination of which could materially affect business, financial condition, results of operations or liquidity.

Forward-looking statements that the company makes herein and in other reports and releases are not guarantees of future performance and actual results may differ materially from those discussed in such forward-looking statements as a result of various factors, including, but not limited to, current economic and credit conditions, the cost of goods, the inability to successfully execute strategic initiatives, competitive pressures, economic pressures on customers and the company, the availability of brand name closeout merchandise, trade restrictions, freight costs, the risks discussed in the Risk Factors section of the company’s most recent Annual Report on Form 10-K, and other factors discussed from time to time in other filings with the SEC, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. This release should be read in conjunction with such filings, and you should consider all of these risks, uncertainties and other factors carefully in evaluating forward-looking statements.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. The company undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures the company makes on related subjects in public announcements and SEC filings.

Investor Relations Department
4900 E Dublin Granville Rd
Columbus, OH 43081
Phone: (614) 278-6622 Fax: (614) 278-6666
E-mail: aschmidt@biglots.com

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	NOVEMBER 2	NOVEMBER 3
	2019	2018
	(Unaudited)	(Unaudited)

ASSETS

Current assets:
Cash and cash equivalents	$61,794	$61,938
Inventories	1,117,263	1,073,885
Other current assets	82,495	141,424
Total current assets	1,261,552	1,277,247

Operating lease right-of-use assets	1,233,558	0

Property and equipment - net	860,659	782,771

Deferred income taxes	0	22,923
Other assets	65,977	50,075
	$3,421,746	$2,133,016

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$475,995	$479,634
Current operating lease liabilities	205,390	0
Property, payroll and other taxes	87,357	85,775
Accrued operating expenses	131,987	112,458
Insurance reserves	36,534	38,070
Accrued salaries and wages	38,004	28,342
Income taxes payable	1,977	1,295
Total current liabilities	977,244	745,574

Long-term debt	501,115	488,000

Noncurrent operating lease liabilities	1,067,529	0
Deferred income taxes	8,316	0
Deferred rent	0	61,054
Insurance reserves	51,665	55,769
Unrecognized tax benefits	12,913	12,738
Synthetic lease obligation	0	131,644
Other liabilities	40,640	45,505

Shareholders' equity	762,324	592,732
	$3,421,746	$2,133,016

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	13 WEEKS ENDED		13 WEEKS ENDED
	NOVEMBER 2, 2019		NOVEMBER 3, 2018
		%		%
	(Unaudited)		(Unaudited)

Net sales	$1,167,988	100.0	$1,149,402	100.0
Gross margin	463,386	39.7	459,174	39.9
Selling and administrative expenses	436,714	37.4	436,826	38.0
Depreciation expense	34,752	3.0	31,911	2.8
Gain on sale of distribution center	(178,534)	(15.3)	0	0.0
Operating profit (loss)	170,454	14.6	(9,563)	(0.8)
Interest expense	(5,359)	(0.5)	(3,138)	(0.3)
Other income (expense)	(322)	(0.0)	59	0.0
Income (loss) before income taxes	164,773	14.1	(12,642)	(1.1)
Income tax expense (benefit)	37,791	3.2	(6,086)	(0.5)
Net income (loss)	$126,982	10.9	($6,556)	(0.6)

Earnings (loss) per common share
Basic	$3.25		($0.16)
Diluted	$3.25		($0.16)

Weighted average common shares outstanding
Basic	39,017		40,021
Dilutive effect of share-based awards	77		—
Diluted	39,094		40,021

Cash dividends declared per common share	$0.30		$0.30

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	39 WEEKS ENDED		39 WEEKS ENDED
	NOVEMBER 2, 2019		NOVEMBER 3, 2018
		%		%
	(Unaudited)		(Unaudited)

Net sales	$3,716,198	100.0	$3,639,554	100.0
Gross margin	1,480,663	39.8	1,462,551	40.2
Selling and administrative expenses	1,352,345	36.4	1,301,523	35.8
Depreciation expense	97,572	2.6	90,936	2.5
Gain on sale of distribution center	(178,534)	(4.8)	0	0.0
Operating profit	209,280	5.6	70,092	1.9
Interest expense	(13,657)	(0.4)	(7,121)	(0.2)
Other income (expense)	(201)	(0.0)	716	0.0
Income before income taxes	195,422	5.3	63,687	1.7
Income tax expense	46,722	1.3	14,840	0.4
Net income	$148,700	4.0	$48,847	1.3

Earnings per common share
Basic	$3.78		$1.19
Diluted	$3.77		$1.19

Weighted average common shares outstanding
Basic	39,313		41,065
Dilutive effect of share-based awards	85		138
Diluted	39,398		41,203

Cash dividends declared per common share	$0.90		$0.90

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	13 WEEKS ENDED	13 WEEKS ENDED
	NOVEMBER 2, 2019	NOVEMBER 3, 2018
	(Unaudited)	(Unaudited)

Net cash used in operating activities	($77,737)	($70,140)

Net cash provided by (used in) investing activities	121,500	(109,607)

Net cash (used in) provided by financing activities	(35,674)	183,228

Increase in cash and cash equivalents	8,089	3,481
Cash and cash equivalents:
Beginning of period	53,705	58,457
End of period	$61,794	$61,938

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	39 WEEKS ENDED	39 WEEKS ENDED
	NOVEMBER 2, 2019	NOVEMBER 3, 2018
	(Unaudited)	(Unaudited)

Net cash provided by operating activities	$80,548	$40,420

Net cash used in investing activities	(41,231)	(281,033)

Net cash (used in) provided by financing activities	(23,557)	251,375

Increase in cash and cash equivalents	15,760	10,762
Cash and cash equivalents:
Beginning of period	46,034	51,176
End of period	$61,794	$61,938

BIG LOTS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

The following tables reconcile: gross margin, gross margin rate, selling and administrative expenses, selling and administrative expense rate, gain on sale of distribution center, gain on sale of distribution center rate, operating profit (loss), operating profit (loss) rate, income tax expense (benefit), effective income tax rate, net income (loss), and diluted earnings (loss) per share for the third quarter of 2019, the year-to-date 2019, the year-to-date 2018, and the full year 2018 (GAAP financial measures) to adjusted gross margin, adjusted gross margin rate, adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted gain on sale of distribution center, adjusted gain on sale of distribution center rate, adjusted operating profit (loss), adjusted operating profit (loss) rate, adjusted income tax expense (benefit), adjusted effective income tax rate, adjusted net income (loss), and adjusted diluted earnings (loss) per share (non-GAAP financial measures).

Third quarter of 2019 - Thirteen weeks ended November 2, 2019

	As Reported	Impact to exclude transformational restructuring costs	Adjustment to exclude gain on sale of distribution center	As Adjusted (non-GAAP)
Selling and administrative expenses	$436,714	$(3,553)	$—	$433,161
Selling and administrative expense rate	37.4%	(0.3%)	—	37.1%
Gain on sale of distribution center	(178,534)	—	178,534	—
Gain on sale of distribution center rate	(15.3%)	—	15.3%	—
Operating profit (loss)	170,454	3,553	(178,534)	(4,527)
Operating profit (loss) rate	14.6%	0.3%	(15.3%)	(0.4%)
Income tax expense (benefit)	37,791	908	(41,930)	(3,231)
Effective income tax rate	22.9%	0.1%	8.7%	31.7%
Net income (loss)	126,982	2,645	(136,604)	(6,977)
Diluted earnings (loss) per share	$3.25	$0.07	$(3.49)	$(0.18)

The above adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted gain on sale of distribution center, adjusted gain on sale of distribution center rate, adjusted operating profit (loss), adjusted operating profit (loss) rate, adjusted income tax expense (benefit), adjusted effective income tax rate, adjusted net income (loss), and adjusted diluted earnings (loss) per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) (1) the costs associated with a transformational restructuring initiative of $3,553 ($2,645, net of tax); and (2) a gain resulting from the sale of our Rancho Cucamonga, California distribution center of $178,534 ($136,604, net of tax).

Year-to-date 2019 - Thirty-nine weeks ended November 2, 2019

	As Reported	Impact to exclude department exit inventory impairment	Impact to exclude transformational restructuring costs	Adjustment to exclude legal settlement loss contingencies	Adjustment to exclude gain on sale of distribution center	As Adjusted (non-GAAP)
Gross margin	$1,480,663	$6,050	$—	$—	$—	$1,486,713
Gross margin rate	39.8%	0.2%	—	—	—	40.0%
Selling and administrative expenses	1,352,345	—	(38,338)	(7,250)	—	1,306,757
Selling and administrative expense rate	36.4%	—	(1.0%)	(0.2%)	—	35.2%
Gain on sale of distribution center	(178,534)	—	—	—	178,534	—
Gain on sale of distribution center rate	(4.8%)	—	—	—	4.8%	—
Operating profit	209,280	6,050	38,338	7,250	(178,534)	82,384
Operating profit rate	5.6%	0.2%	1.0%	0.2%	(4.8%)	2.2%
Income tax expense	46,722	1,553	9,836	1,696	(41,930)	17,877
Effective income tax rate	23.9%	0.0%	0.1%	(0.0%)	2.0%	26.1%
Net income	148,700	4,497	28,502	5,554	(136,604)	50,649
Diluted earnings per share	$3.77	$0.11	$0.72	$0.14	$(3.47)	$1.29

The above adjusted gross margin, adjusted gross margin rate, adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted gain on sale of distribution center, adjusted gain on sale of distribution center rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax expense, adjusted effective income tax rate, adjusted net income, and adjusted diluted earnings per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with GAAP (1) an inventory impairment amount of $6,050 ($4,497, net of tax) as a result of a merchandise department exit; (2) the costs associated with a transformational restructuring initiative of $38,338 ($28,502, net of tax); (3) a pretax charge related to estimated legal settlement of employee class actions of $7,250 ($5,554, net of tax); and (4) a gain resulting from the sale of our Rancho Cucamonga, California distribution center of $178,534 ($136,604, net of tax).

Year-to-date 2018 - Thirty-nine weeks ended November 3, 2018

	As Reported	Adjustment to exclude CEO retirement costs	Adjustment to exclude shareholder litigation matter	As Adjusted (non-GAAP)
Selling and administrative expenses	$1,301,523	$(7,018)	$(3,500)	$1,291,005
Selling and administrative expense rate	35.8%	(0.2%)	(0.1%)	35.5%
Operating profit	70,092	7,018	3,500	80,610
Operating profit rate	1.9%	0.2%	0.1%	2.2%
Income tax expense	14,840	895	879	16,614
Effective income tax rate	23.3%	(0.6%)	(0.3%)	22.4%
Net income	48,847	6,123	2,621	57,591
Diluted earnings per share	$1.19	$0.15	$0.06	$1.40

The above adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax expense, adjusted effective income tax rate, adjusted net income, and adjusted diluted earnings per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with GAAP (1) the costs associated with the retirement of our former CEO of $7,018 ($6,123, net of tax); and (2) a pretax charge related to the settlement in principle of shareholder litigation matters of $3,500 ($2,621, net of tax).

Full Year 2018 - Fifty-two weeks ended February 2, 2019

	As Reported	Adjustment to exclude CEO retirement costs	Adjustment to exclude shareholder litigation matter	As Adjusted (non-GAAP)
Selling and administrative expenses	$1,778,416	$(7,018)	$(3,500)	$1,767,898
Selling and administrative expense rate	34.0%	(0.1%)	(0.1%)	33.8%
Operating profit	218,509	7,018	3,500	229,027
Operating profit rate	4.2%	0.1%	0.1%	4.4%
Income tax expense	50,719	895	879	52,493
Effective income tax rate	24.4%	(0.4%)	(0.0%)	24.1%
Net income	156,894	6,123	2,621	165,638
Diluted earnings per share	$3.83	$0.15	$0.06	$4.04

The above adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax expense, adjusted effective income tax rate, adjusted net income, and adjusted diluted earnings per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with GAAP (1) the costs associated with the retirement of our former CEO of $7,018 ($6,123, net of tax); and (2) a pretax charge related to the settlement in principle of shareholder litigation matters of $3,500 ($2,621, net of tax).

Our management believes that the disclosure of these non-GAAP financial measures provides useful information to investors because the non-GAAP financial measures present an alternative and more relevant method for measuring our operating performance, excluding special items included in the most directly comparable GAAP financial measures, that management believes is more indicative of our on-going operating results and financial condition. Our management uses these non-GAAP financial measures, along with the most directly comparable GAAP financial measures, in evaluating our operating performance.